Hughes Communications Announces Third Quarter 2009 Results

Consumer Business Sets New Growth Records
Strong Growth in Services Revenues Driven by Broadband
Record Third Quarter Adjusted EBITDA
Solid Cash Performance

Germantown, Md., November 4, 2009—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended September 30, 2009. Hughes’ consolidated operations are classified into four reportable segments: North America Broadband; International Broadband; Telecom Systems; and Corporate and Other. The North America Broadband, International Broadband, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Third Quarter 2009 Financial Highlights:

•	Consumer business sets new records with impressive growth over the third quarter of 2008:
–	Record third quarter subscriber gross adds of 50,000, an increase of 14%.
–	Record third quarter subscriber net adds of 17,000 for growth of 49%.
–	Services revenue increased by 19%.
–	Consumer ARPU increased to $71 over $68 in the third quarter of 2008 and $70 in the second quarter of 2009.
–	Churn improved to 2.3% from 2.6% in the third quarter of 2008.

•	Revenue of $251 million compared to $272 million in the third quarter of 2008.
–	Total services revenue up 12%, with Broadband services revenue up 16%.
–	North America Broadband services revenue up 14%; International Broadband services revenue up 22%, 34% on a constant dollar basis.
–	Telecom Systems revenue of $29 million, down 32% primarily due to several major MobileSat development contracts reaching completion and the winding down of the Telematics contract.

•	Record third quarter Adjusted EBITDA of $44 million, an increase of 13% over the third quarter of 2008.

•
New orders of $208 million, with major orders from GTech, Burger King, Social Security Service, Row 44, Equiva, Yum Brands, LodgeNet, Barrett Xplore, and Rite Aid in North America. Major orders from our international customers included World Bank, Ethiopian Telecom, BP Spain, Martins Brazil, and NIT Nigeria. Strong non-consumer backlog of $822 million at September 30, 2009.

•	Positive cash from operations of $74 million compared to $26 million in the third quarter of 2008.

Nine Months Ended September 30, 2009 Financial Highlights

•	Revenue of $747 million compared to $775 million in the nine month period ended September 2008, a 1% decline on a constant dollar basis.

•	Services revenue up 13% over the nine month period ended September 2008, 16% on a constant dollar basis. Broadband services revenue up 13%, 17% on a constant dollar basis.

•	Adjusted EBITDA of $117 million for a growth of 10% over the nine month period ended September 30, 2008.

•	Total subscribers of 490,000 at September 30, 2009 reflecting a growth of 16% over the subscriber base at September 30, 2008.

•	Positive cash from operations of $111 million compared to $40 million in the nine months ended September 30, 2008.

Set forth below are tables highlighting certain of Hughes’ results for the three and nine months ended September 30, 2009.

Hughes Communications, Inc.
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2009	2008	2009		2008
Revenue
North America Broadband	$174,123	$169,400	$514,973		$487,431
International Broadband	47,521	60,056	142,925		170,121
Telecom Systems	28,825	42,263	87,431		116,677
Corporate and Other	948	60	2,130		352
Total	$251,417	$271,779	$747,459		$774,581

Operating income (loss)
North America Broadband	$10,629	$4,296	$(24,391	) **	$12,589
International Broadband	3,616	6,390	9,952		14,090
Telecom Systems	2,642	8,645	10,742		19,845
Corporate and Other	(1,266)	(929)	(3,580)		(2,753)
Total	$15,621	$18,402	$(7,277)		$43,771

Net income (loss) attributable to HCI stockholders	$(2,622)	$3,184	$(55,060	) **	$5,667

Adjusted EBITDA*	$44,306	$39,273	$117,447		$106,277

New Orders	$207,830	$271,827	$751,452		$890,773

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

**	Includes a $44 million one-time charge as a result of Chapter 11 filing by Sea Launch.

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2009	2008	2009		2008
Revenue
North America Broadband	$174,123	$169,400	$514,973		$487,431
International Broadband	47,521	60,056	142,925		170,121
Telecom Systems	28,825	42,263	87,431		116,677
Total	$250,469	$271,719	$745,329		$774,229

Operating income (loss)
North America Broadband	$10,629	$4,296	$(24,391	) **	$12,589
International Broadband	3,616	6,390	9,952		14,090
Telecom Systems	2,642	8,645	10,742		19,845
Total	$16,887	$19,331	$(3,697)		$46,524

Net income (loss) attributable to HNS	$(1,570)	$3,585	$(52,134	) **	$7,677

Adjusted EBITDA*	$45,147	$40,250	$118,725		$108,972

New Orders	$207,394	$271,768	$749,582		$890,421

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

**	Includes a $44 million one-time charge as a result of Chapter 11 filing by Sea Launch.

Recent Highlights:

•
HNS and Barrett Xplore Inc., Canada’s largest rural broadband provider, signed an agreement in August 2009 under which Barrett Xplore committed to acquire and operate over 10 Gbps of capacity on Jupiter, Hughes’ next-generation, high-throughput satellite. Jupiter is designed with more than 100 Gbps of capacity, representing a tenfold increase over existing satellites, and is scheduled for launch in 2012. The agreement is valued in excess of U.S. $100 million.

•
Avanti Communications Group plc and HNS signed a multi-year framework agreement in October 2009 whereby HNS’ European subsidiary will supply Avanti eight (8) gateways and 50,000 customer premise terminals to operate over HYLAS, Europe’s first dedicated, high-throughput Ka-band broadband satellite to be launched in 2010. The contract value is $24 million assuming full roll-out of the planned network. In addition, Hughes agreed to acquire capacity on the HYLAS satellite to expand its managed services offering to major European corporations.

•
The Communications and Transport Ministry of México (SCT) selected HNS to supply its market-leading HN System to support the Mexican government’s connectivity program to expand broadband access to rural areas of the country. The Hughes HN System comprises a Network Operations Center and 5,760 HN7000S satellite terminals that will enable public schools, hospitals, libraries, and government offices to connect to the Web and each other via broadband Internet access.

•
HNS and a major Southeast Asian cellular operator signed a contract for the supply of more than 1,000 Hughes HX terminals to support backhaul connectivity for rural GSM picocells. The network supports 3G wireless data and voice services in rural villages without access to cost-effective landline communications. In addition, HX terminals are being installed on maritime vessels to enable GSM cellular services aboard large, long-distance passenger ferry ships.

•
HNS was a recipient of the Gazette Politics and Business Exceptional 53 Maryland Business Awards. The awards program acknowledges the top 53 businesses and organizations in Maryland based on criteria that include the recipient company’s annual revenue and employee growth, as well as noteworthy product or service innovations, community service efforts, and how the companies portray themselves as “good places to work.”

To summarize, Pradman Kaul, president and CEO said, “The consumer business continued its strong growth trajectory despite the difficult macro environment. Consistent with our stated strategy, our services revenue also continued to grow across all of our broadband businesses. I am also delighted that we were able to sign important agreements with Barrett Xplore and Avanti. Barrett, currently a major customer for SPACEWAY® 3, will continue that relationship on Jupiter. Their commitment for space segment will enhance cash flow and returns on the Jupiter satellite. In addition, Barrett will be a major customer of NOCs and VSAT terminals for use in Canada. Our agreement with Avanti enables us to lease very competitive Ka-band space segment for our European customers, and also generate significant hardware revenues from sales of NOCs and VSAT terminals to Avanti and their Virtual Network Operators.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “Our focus on expense control and working capital management continued in the third quarter of 2009 resulting in a strong liquidity position, with consolidated cash, cash equivalents and marketable securities increasing to $326 million at September 30, 2009.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss) as determined under United States of America Generally Accepted Accounting Principles (GAAP) and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2009	2008	2009	2008

Net income (loss) attributable to HCI stockholders	$(2,622)	$3,184	$(55,060)	$5,667
Add:
Equity incentive plan compensation	1,849	1,530	5,473	3,991
Interest expense	17,735	14,095	47,125	37,305
Income tax expense	966	2,295	790	4,130
Depreciation and amortization	26,879	18,793	73,209	48,908
Long-term incentive/retention cash plan	-	710	1,538	9,940
Sea Launch impairment	-	-	44,400	-
Other asset impairment	-	-	1,000	-
Less:
Interest income	(501)	(1,334)	(1,028)	(3,664)
Adjusted EBITDA	$44,306	$39,273	$117,447	$106,277

The following table reconciles the differences between HNS’ Net Income (Loss) as determined under GAAP and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2009	2008	2009	2008

Net income (loss) attributable to HNS	$(1,570)	$3,585	$(52,134)	$7,677
Add:
Equity incentive plan compensation	1,768	1,445	5,117	3,610
Interest expense	17,727	14,095	47,106	37,305
Income tax expense	981	2,288	775	4,101
Depreciation and amortization	26,709	18,793	72,788	48,908
Long-term incentive/retention cash plan	-	710	1,538	9,940
Sea Launch impairment	-	-	44,400	-
Less:
Interest income	(468)	(666)	(865)	(2,569)
Adjusted EBITDA	$45,147	$40,250	$118,725	$108,972

The condensed financial statements of Hughes and HNS for the three and nine months ended September 30, 2009 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014 issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet® encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.9 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 5, 2009 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2009 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC.

Contact Information Investor Relations Contact: Deepak V. Dutt, Vice President, Treasurer and Investor Relations Officer Email: deepak.dutt@hughes.com Phone: 301-428-7010	Media Contact: Judy Blake, Director, Marketing Communications Email: judy.blake@hughes.com Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$289,270	$203,816
Marketable securities	37,114	-
Receivables, net	166,866	200,373
Inventories	67,226	65,485
Prepaid expenses and other	25,414	20,926
Total current assets	585,890	490,600
Property, net	569,822	507,270
Capitalized software costs, net	51,206	51,454
Intangible assets, net	16,748	19,780
Goodwill	5,093	2,661
Other assets	84,332	118,628
Total assets	$1,313,091	$1,190,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$104,988	$82,939
Short-term debt	6,395	8,252
Accrued liabilities and other	167,904	159,041
Total current liabilities	279,287	250,232
Long-term debt	714,826	578,298
Other long-term liabilities	13,313	18,005
Total liabilities	1,007,426	846,535
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity: Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding as of September 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,575,384 shares and 21,514,963 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	22	22
Additional paid in capital	728,927	724,558
Accumulated deficit	(412,910)	(357,850)
Accumulated other comprehensive loss	(19,034)	(28,583)
Total HCI stockholders' equity	297,005	338,147
Noncontrolling interest	8,660	5,711
Total equity	305,665	343,858
Total liabilities and equity	$1,313,091	$1,190,393

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Services revenues	$176,253	$156,919	$512,001	$455,092
Hardware sales	75,164	114,860	235,458	319,489
Total revenues	251,417	271,779	747,459	774,581
Operating costs and expenses:
Cost of services	108,768	105,988	326,497	301,899
Cost of hardware products sold	73,646	96,881	225,134	271,220
Selling, general and administrative	46,457	42,386	136,842	133,042
Loss on impairments	-	-	45,400	-
Research and development	5,453	6,493	16,502	19,745
Amortization of intangible assets	1,472	1,629	4,361	4,904
Total operating costs and expenses	235,796	253,377	754,736	730,810
Operating income (loss)	15,621	18,402	(7,277)	43,771
Other income (expense):
Interest expense	(17,735)	(14,095)	(47,125)	(37,305)
Interest income	501	1,334	1,028	3,664
Other income (loss), net	50	6	(295)	95
Income (loss) before income tax expense and equity in earnings (losses) of unconsolidated affiliates	(1,563)	5,647	(53,669)	10,225
Income tax expense	(966)	(2,295)	(790)	(4,130)
Equity in earnings (losses) of unconsolidated affiliates	-	(129)	170	(301)
Net income (loss)	(2,529)	3,223	(54,289)	5,794
Net income attributable to the noncontrolling interest	(93)	(39)	(771)	(127)
Net income (loss) attributable to HCI stockholders	$(2,622)	$3,184	$(55,060)	$5,667
Earnings (loss) per share:
Basic	$(0.12)	$0.15	$(2.58)	$0.28
Diluted	$(0.12)	$0.15	$(2.58)	$0.28
Shares used in computation of per share data:
Basic	21,379,611	21,274,506	21,368,101	19,969,850
Diluted	21,379,611	21,579,006	21,368,101	20,313,373

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(54,289)	$5,794
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	73,209	48,908
Amortization of debt issuance costs	1,452	1,056
Equity plan compensation expense	5,473	3,991
Equity in (earnings) losses from unconsolidated affiliates	(170)	301
Loss on impairments	45,400	-
Other	581	18
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	37,720	12,731
Inventories	(745)	(8,015)
Prepaid expenses and other	(2,026)	(18,623)
Accounts payable	22,534	10,476
Accrued liabilities and other	(18,567)	(16,704)
Net cash provided by operating activities	110,572	39,933
Cash flows from investing activities:
Change in restricted cash	31	3,047
Purchases of marketable securities	(37,117)	(2,070)
Proceeds from sales of marketable securities	-	8,570
Expenditures for property	(93,994)	(52,991)
Expenditures for capitalized software	(10,315)	(10,526)
Proceeds from sale of property	339	104
Acquisition of Helius, Inc., net of cash received	-	(10,543)
Cash acquired, consolidation of Hughes Systique Corporation	828	-
Long-term loan	(10,000)	-
Investment in Hughes Systique Corporation	-	(1,500)
Hughes Systique Corporation note receivables	-	(500)
Other, net	(830)	-
Net cash used in investing activities	(151,058)	(66,409)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(1,315)	403
Proceeds from equity offering	-	93,046
Proceeds from exercise of stock options	-	75
Long-term debt borrowings	142,318	2,539
Repayment of long-term debt	(6,834)	(11,449)
Debt issuance costs	(4,612)	-
Net cash provided by financing activities	129,557	84,614
Effect of exchange rate changes on cash and cash equivalents	(3,617)	5,059
Net increase in cash and cash equivalents	85,454	63,197
Cash and cash equivalents at beginning of the period	203,816	134,092
Cash and cash equivalents at end of the period	$289,270	$197,289

Supplemental cash flow information:
Cash paid for interest	$29,200	$30,011
Cash paid for income taxes	$3,700	$2,559
Supplemental non-cash disclosures related to:
Investment in Hughes Telematics, Inc.	$13,000
Consolidation of Hughes Systique Corporation	$5,328

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$209,161	$100,262
Marketable securities	25,078	-
Receivables, net	165,608	200,259
Inventories	67,226	65,485
Prepaid expenses and other	23,545	20,425
Total current assets	490,618	386,431
Property, net	569,334	507,270
Capitalized software costs, net	51,206	51,454
Intangible assets, net	15,624	19,780
Goodwill	2,661	2,661
Other assets	72,329	112,511
Total assets	$1,201,772	$1,080,107
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$103,141	$80,667
Short-term debt	6,395	8,252
Accrued liabilities and other	168,388	159,415
Total current liabilities	277,924	248,334
Long-term debt	714,826	578,298
Other long-term liabilities	13,128	18,005
Total liabilities	1,005,878	844,637
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	177,707	177,425
Class B membership interests	-	-
Retained earnings	28,865	80,999
Accumulated other comprehensive loss	(16,188)	(27,586)
Total HNS' equity	190,384	230,838
Noncontrolling interest	5,510	4,632
Total equity	195,894	235,470
Total liabilities and equity	$1,201,772	$1,080,107

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Services revenues	$175,305	$156,859	$509,871	$454,740
Hardware sales	75,164	114,860	235,458	319,489
Total revenues	250,469	271,719	745,329	774,229
Operating costs and expenses:
Cost of services	108,894	105,988	326,532	301,875
Cost of hardware products sold	73,646	96,881	225,134	271,220
Selling, general and administrative	44,204	41,397	132,302	129,961
Loss on impairment	-	-	44,400	-
Research and development	5,453	6,493	16,502	19,745
Amortization of intangible assets	1,385	1,629	4,156	4,904
Total operating costs and expenses	233,582	252,388	749,026	727,705
Operating income (loss)	16,887	19,331	(3,697)	46,524
Other income (expense):
Interest expense	(17,727)	(14,095)	(47,106)	(37,305)
Interest income	468	666	865	2,569
Other income (loss), net	(1)	6	(365)	95
Income (loss) before income tax expense	(373)	5,908	(50,303)	11,883
Income tax expense	(981)	(2,288)	(775)	(4,101)
Net income (loss)	(1,354)	3,620	(51,078)	7,782
Net income attributable to the noncontrolling interest	(216)	(35)	(1,056)	(105)
Net income (loss) attributable to HNS	$(1,570)	$3,585	$(52,134)	$7,677

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(51,078)	$7,782
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	72,788	48,908
Amortization of debt issuance costs	1,452	1,056
Equity plan compensation expense	665	248
Loss on impairment	44,400	-
Other	578	10
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	48,922	12,615
Inventories	(745)	(8,015)
Prepaid expenses and other	(2,531)	(19,761)
Accounts payable	24,261	12,140
Accrued liabilities and other	(15,657)	(14,582)
Net cash provided by operating activities	123,055	40,401
Cash flows from investing activities:
Change in restricted cash	(72)	3,047
Purchases of marketable securities	(25,080)	-
Proceeds from sales of marketable securities	-	3,000
Expenditures for property	(93,953)	(52,991)
Expenditures for capitalized software	(10,315)	(10,526)
Proceeds from sale of property	339	104
Long-term loan	(10,000)	-
Acquisition of Helius, Inc., net of cash received	-	(10,543)
Other, net	(755)	-
Net cash used in investing activities	(139,836)	(67,909)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(1,315)	403
Long-term debt borrowings	142,318	2,539
Repayment of long-term debt	(6,832)	(11,449)
Debt issuance costs	(4,612)	-
Net cash provided by (used in) financing activities	129,559	(8,507)
Effect of exchange rate changes on cash and cash equivalents	(3,879)	5,059
Net increase (decrease) in cash and cash equivalents	108,899	(30,956)
Cash and cash equivalents at beginning of the period	100,262	129,227
Cash and cash equivalents at end of the period	$209,161	$98,271
Supplemental cash flow information:
Cash paid for interest	$29,182	$30,011
Cash paid for income taxes	$3,660	$2,503